EXHIBIT 10.14

SCHEDULE OF SUBSTANTIALLY IDENTICAL EMPLOYMENT AGREEMENTS

          (a)     The following named executive officers have entered into an Employment Agreement with the Company that is substantially identical to the Employment Agreement included as Exhibit 10.13 to the Company's Annual Report on Form 10-K and that differs only with respect to the name of the person on the Agreement and the effective date of the Severance Agreement amended, restated and superseded by the Employment Agreement:

                                             Timothy A. Dawson
                                             William L. Smith

          (b)     The following named executive officers have entered into an Employment Agreement with the Company that is substantially identical to the Employment Agreement included as Exhibit 10.13 to the Company's Annual Report on Form 10-K and that differs only with respect to the name of the person on the Agreement and with respect to Section 3.e.(vii) thereof:

                                              C. E. McCraw
                                              Robert E. Jones

Section 3.e.(vii) of Mr. McCraw's and Mr. Jones's Employment Agreement reads in its entirety as follows:

                        (vii)     the Company will, at its own expense and until the earlier of Executive's 65th birthday and the tenth anniversary of the Termination Date, provide Executive with life insurance, disability and accidental death and dismemberment benefits at the highest level provided to Executive since the Effective Date hereof, provided that Executive has executed and delivered to the Company (and not revoked) the Release;